SECURED NON-RECOURSE PROMISSORY NOTE

January 21, 1997                                                        $400,000

            FOR VALUE RECEIVED, James Nugent, an individual residing at 608 North Boulevard, Belmar, New Jersey 07719 ("Payor"), hereby promises to pay to Cali Realty Corporation, a Maryland corporation ("Payee" or the "Company"), or its assigns, the principal amount of four hundred thousand dollars exactly ($400,000), together with all interest accrued thereon calculated from the date hereof in accordance with the provisions of Section 1 hereof. Certain capitalized terms used in this Secured Non-Recourse Promissory Note (the "Note") are defined in Section 6 below.

      This Note is being made by Payor in order to finance the Payor's purchase of 12,800 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") from the Company pursuant to the Payor's employment agreement with Payee entered into as of January 21, 1997 (the "Employment Agreement").

      This Note is secured by the Pledged Collateral under the terms of the Stock Pledge Agreement and is entitled to the benefits thereof.

      1. Accrual of Interest. Interest will accrue on the unpaid principal amount of this Note from and after the date hereof on a daily basis at the rate per annum equal to 6.21%, as set forth in the Employment Agreement, and such interest shall be compounded annually, calculated on the basis of a 365 day year. Unless forgiven as contemplated herein, interest shall be payable annually in arrears on each anniversary date hereof.

      2. Payment of Note.

            (a) Maturity Date. Except as provided in Sections 2(b) and (c) and Sections 3 and 4 below, the entire unpaid principal balance of this Note (together with interest accrued thereon) shall become due and payable on the fifth anniversary of the date of this Note.

            (b) Forgiveness of Loan. The principal amount of this Note shall be automatically forgiven ratably over a five (5) year term in annual equal twenty percent (20%) increments commencing on the first anniversary of the date of this Note and each anniversary thereafter. All then accrued but unpaid interest on this Note shall also be automatically forgiven annually on each applicable anniversary date; provided, however, subject to the provisions of Sections 3 and 4 hereof, the forgiveness of each principal
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portion of this Note plus interest shall be conditioned upon Payor being in the employ of the Company on the applicable anniversary date.

            (c) Change in Control. Pursuant to the Employment Agreement, in the event of a Change in Control (as defined in the Employment Agreement) or in the absence thereof in the Cali Realty Corporation Employee Stock Option Plan) the entire unpaid principal amount of this Note (including any accrued but unpaid interest) shall automatically be accelerated and forgiven, and no portion of this Note shall become due or payable at any time thereafter.

            (d) Non-Recourse Obligations. Notwithstanding anything to the contrary stated herein, Payee agrees that for payment of this Note it will look solely to the Pledged Collateral and such other collateral, if any, as may now or hereafter be given to secure the payment of this Note, and no other assets of Payor shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Payee, or for any payment required to be made under this Note.

      3. Effect of Termination of Employment Due to Disability or Death. In the event Payor terminates employment with the Company prior to the expiration of the term of this Note due to his disability (as determined pursuant to the terms of the Employment Agreement or in the absence thereof by the Committee in its discretion) or death, the entire unpaid balance of this Note plus interest shall automatically be accelerated and forgiven on the first day of the calendar month next succeeding Payor's disability or death, and no portion of this Note shall become due or payable at any time thereafter.

      4. Effect of Termination of Employment For Any Other Reason. In the event Payor terminates employment with the Company or the Company terminates Payor's employment with the Company, in each case prior to the expiration of the term of this Note for any reason other than disability or death, there shall be no further forgiveness of the principal or the interest of this Note and the entire unpaid balance of this Note plus interest shall automatically be accelerated and become due and payable to the Company on the effective date of Payor's termination of employment with the Company.

      5. Events of Default.

            (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

            (i) Payor fails to pay when due any amount (whether interest, principal or other amount) then due or payable on this Note for a period of ten (10) days after the holder of this Note notifies Payor of such failure;


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            (ii) Payor fails to perform or observe any other provision contained in this Note or the Stock Pledge Agreement and such failure continues unremedied for a period of thirty (30) days after the holder of this Note notifies Payor of such breach; or

            (iii) If an event set forth in Section 4 hereof has occurred, Payor makes an assignment for the benefit of creditors or admits in writing his inability to pay his debts generally as they become due; or an order, judgment or decree is entered adjudicating Payor bankrupt or insolvent; or any order for relief with respect to Payor is entered under the Bankruptcy Code; or Payor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator, or commences any proceeding relating to himself under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Payor and either (a) Payor in writing indicates his approval thereof, consents thereto or acquiesces therein or
      (b) such petition, application or proceeding is not dismissed within ninety (90) days.

            (b) Consequences of Events of Default.

            (i) If any Event of Default (other than the type described in paragraph 3(a)(iii) hereof has occurred, the holder of this Note may demand (by written notice delivered to Payor) immediate payment of all or any portion of the outstanding principal amount of this Note together with any and all accrued interest thereon, which amount shall become due and payable upon such demand. If an Event of Default of the type described in paragraph 3(a)(iii) has occurred, then all of the outstanding principal amount of this Note together with any and all accrued interest thereon shall automatically be immediately due and payable without any action on the part of the holder of this Note.

            (ii) Each holder of this Note shall also have any other rights which such holder may have been afforded under this Note or the Stock Pledge Agreement at any time and any other rights which such holder may have pursuant to applicable law.

      6. Certain Defined Terms. As used in this Note, the following terms shall have the following meanings:

            "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended.

            "Committee" means the Compensation Committee of the Board of Directors of the Company.


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

            "Pledged Collateral" means the Common Stock pledged by Payor under the Stock Pledge Agreement as security for Payor's performance of his obligations under this Note.

            "Stock Pledge Agreement" means the Stock Pledge Agreement dated the date hereof between Payor and the Company.

      7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may not be amended and Payor may not take any action prohibited herein, or omit to perform any act required to be performed by him herein, unless Payor has obtained the prior written consent of the holder of this Note.

      8. Cancellation. After all obligations for the payment of money arising under this Note have been paid in full, this Note will be surrendered to Payor for cancellation.

      9. Tax Withholding. The Company shall have the right to deduct and withhold from any amounts which become taxable to Payor hereunder all employment and other federal, state and local taxes and charges which are, or which may hereafter, be required by law to be so deducted or withheld.

      10. Notices; Place of Payment. Any notice hereunder shall be in writing and shall be delivered by recognized courier, facsimile or certified mail, return receipt requested, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or facsimiled to such party at its address set forth below (or at such other address as such party shall specify in writing):

            If to Payor:      James Nugent
                              608 North Boulevard
                              Belmar, New Jersey 07719

            If to Payee:      Cali Realty Corporation
                              11 Commerce Drive
                              Cranford, New Jersey 07016
                              Attn:  John R. Cali
                                     Chief Administrative Officer

      All payments to be made under this Note are to be delivered to the holder at such address or to the attention of such person as the holder may designate by prior written notice to Payor. At the request of the holder of this Note, all payments shall be made by wire transfer of immediately available funds to an account which the holder may designate from time to time.


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      11.   Waiver of Presentment, Demand, Dishonor.

      (a) Payor hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided or allowed under the Bankruptcy Code, both as to himself and as to all of his property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

      (b) No failure on the part of any holder of this Note to exercise any right or remedy hereunder with respect to Payor, whether before or after the happening of an Event of Default, shall constitute waiver of any such Event of Default or of any other Event of Default by such holder or on behalf of any other holder. No failure to accelerate the debt of Payor evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right any holder of this Note may have, whether by the laws of the state governing this Note, by agreement or otherwise, and Payor hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

      12. Governing Law. The validity, construction and interpretation of this Note shall be governed by and construed in accordance with the internal laws of the State of New Jersey.

      13. Transfer; Assignment. This Note may not be negotiated, assigned or transferred by Payor at any time, except with Payee's prior written consent. This Note may not be negotiated, assigned or transferred by Payee except in connection with the sale of all or substantially all of Payee's assets if the transferee expressly assumes Payee's obligations under the Employment Agreement.

      14. Entire Agreement. This Secured Non-Recourse Promissory Note, the Stock Pledge Agreement and the Employment Agreement contain the entire agreement of the parties and supersedes all other agreements, understandings and representations, oral or otherwise, between the parties with respect to the matters contained herein. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, administrators, fiduciaries, next of kin and executors. Section headings used herein are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event of any


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conflict among any of the documents referred to above, the terms of the
Employment Agreement shall prevail.

      IN WITNESS WHEREOF, Payor has executed and delivered this Secured Non-Recourse Promissory Note on the date first written above.


                                    /s/ James Nugent
                                    ------------------------------
                                    James Nugent


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